Exhibit 10.46

EMPLOYMENT AGREEMENT AMENDMENT

BETWEEN:

GENEREX BIOTECHNOLOGY CORPORATION,
a Delaware Corporation
(hereinafter referred to as "Generex")

- and-

MARK FLETCHER
(hereinafter referred to as the "Employee")

WHEREAS certain members of the Generex Board are considering various strategic matters ("Matters") the success of which is dependent on certain amendments to the Executive's current employment terms ("Employment Agreement");

AND WHEREAS the Employee will benefit from the Matters in the form of opportunities and certain compensation, including as provided for pursuant to this Agreement;

THE PARTIES AGREE AS FOLLOW:

1.
The Employee agrees that, effective upon the execution of this Agreement, the terms of his Employment Agreement are amended by deleting the following from item (b)(iv) under the Termination heading as provided for in a Summary of Employment Terms between Generex and the Employee dated February 2003: "(to be defined to include the replacement of Anna Gluskin as a director and/or chief executive officer of GNBT)”, and replacing it with the following: "(provided that in no event shall the replacement of Anna Gluskin as a director and/or chief executive officer of GNBT be deemed to be “a change of control of GNBT”).

2.	Except as provided for below, all other terms of the Employee's Employment Agreement in effect at the date of this Agreement will remain unchanged.

3.	For greater certainty, the Employee and Generex confirm that:

a)	the replacement of Anna E. Gluskin as a director and/or CEO of Generex will not entitle the Employee to any payments, compensation, or other rights under his Employment Agreement; and

b)
should the Employee be appointed Interim CEO of Generex, then Generex agrees that the Employee's base salary in that role will be US $475,000 per annum effective as at the effective date of such appointment.

4.	This Agreement may be executed in counterparts.

DATED this 29th day of September, 2010.
GENEREX BIOTECHNOLOGY CORPORATION

Per:	/s/ John Barratt
Name:	John Barratt
Title:	Director
Authorized Signing Officer

/s/ Mark Fletcher
Mark Fletcher